SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) 10/8/99 (10/5/99)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), the registrant hereby files the following press release.

                                         Contacts:  Thomas R. Barry
                                                    DuPont Pharmaceuticals
                                                    (302) 992-5020

                                                    Vicente Anido, Jr., Ph.D.
                                                    President/CEO
                                                    CombiChem, Inc.
                                                    (619) 530-2987


                       DUPONT PLANS TO ACQUIRE COMBICHEM
                          TO ASSIST IN DRUG DISCOVERY
                       ---------------------------------

        WILMINGTON, Del. and SAN DIEGO, Calif., Oct. 5 -- DuPont (NYSE: DD) and CombiChem, Inc. (NASDAQ: CCHM) today announced they have entered into an agreement that provides for DuPont to acquire CombiChem for $6.75 per share in cash, or approximately $95 million. Once completed, this acquisition is expected to drive DuPont's efforts in the discovery and development of new medicines.

        The planned acquisition is the second in a series of actions taken by DuPont recently to strengthen its pharmaceuticals business through alliances and acquisitions. The company announced a major research collaboration with Pharmasset Limited on Sept. 27, which will focus on research and development of proprietary HIV and hepatitis B virus antiviral compounds.

        "This acquisition demonstrates DuPont's firm commitment to be a leader in discovering, developing and delivering medicines that improve the health of people worldwide," said Kurt M. Landgraf, DuPont executive vice president and chief operating officer. "CombiChem is an outstanding company with demon-strated performance in linking sophisticated computer technology with chemistry to identify potential new medicines, as well as agricultural and other biotechnology products."

        "The combination of DuPont's position as a premier science company and CombiChem's innovative approach to drug discovery is expected to produce medicines with far-reaching health benefits."








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        "This agreement was approved unanimously by CombiChem's board of directors," said Vince Anido, president and chief executive officer of CombiChem. "We look forward to being a part of DuPont and joining a team of scientists who, like us, are dedicated to the discovery of new medicines."

        Based in San Diego, CombiChem integrates proprietary computer modeling technology with advanced chemistry expertise to discover potential new drug compounds, as well as compounds that have applications in agriculture and materials sciences. The company uses computer-based methods to shorten the time of discovery, identify potential drug development problems early and to point the way to new compounds not previously considered.

        Following completion of the acquisition, CombiChem will operate as part of DuPont Pharmaceuticals Research Laboratories and will remain in California, a center for biotechnology and computer technology development.

        "DuPont has an abundance of excellent drug discovery targets. We look forward to having the CombiChem staff join the DuPont Pharmaceuticals research team to move medicines acting on these targets into development," said Paul Friedman, M.D., president of DuPont Pharmaceuticals Research Laboratories.

        "This agreement with CombiChem exemplifies DuPont's commitment to the pharmaceuticals industry," said Nicholas L. Teti, president of DuPont Pharmaceuticals. "We fully expect the acquisition to add significant strength to our product pipeline."

        The agreement provides for a tender offer for all of the outstanding shares of common stock of CombiChem at $6.75 per share, which will commence within five business days. If successful, the tender offer will be followed by a merger in which all of the shares not tendered will be purchased at the same price. The tender offer will be made only by means of an Offer to Purchase which will contain the specific terms of the transaction and which will be provided to CombiChem stockholders.

        CombiChem stockholders owning approximately 34 percent of CombiChem's outstanding shares have committed to support the transaction and have entered into voting and option agreements with DuPont. CombiChem has granted DuPont an option to purchase other CombiChem shares under certain conditions. The acquisition is subject to customary regulatory approvals and conditions, and the receipt of a majority of CombiChem shares by DuPont. The two companies expect to complete the transaction prior to the end of the year.

        DuPont Pharmaceuticals is a worldwide business that focuses on research, development and delivery of pharmaceuticals to treat unmet medical needs in the fights against HIV infection, cardiovascular disease, central nervous system disorders, cancer, arthritis and related disorders. The company also is a leader in medical imaging.








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        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 97,000 employees.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking state-ments may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These state-ments are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to successful completion of the tender offer and subsequent merger, whether the merger will result in the discovery and development of new medicines, changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.


                                     ###


10/5/99









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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 8, 1999









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